Exhibit 21.1
Subsidiaries of XO Communications, Inc.

Name	Jurisdiction of Incorporation
Coast To Coast Telecommunications, Inc.	Delaware
LHP Equipment, Inc.	Delaware
XO Communications Services, Inc.	Delaware
XO Global Communications, Inc.	Delaware
XO Interactive, Inc.	Washington
XO International Holdings, Inc.	Delaware
XO LMDS Holdings No. 1, Inc.	Nevada
XO Management Services, Inc.	Washington
XO Nevada Merger Sub, Inc.	Delaware
XO Services, Inc.	Delaware
V&K Holdings, Inc.	Delaware
Telecommunications of Nevada LLC (40%)	Delaware
Subsidiaries of XO Communications Services, Inc.

XO Intercity Holdings No. 1 LLC	Washington
Mindshare LLC	Delaware
XO Virginia LLC	Virginia
Subsidiaries of XO International Holdings, Inc.

XO International, Inc.	Delaware
XO Asia Limited	Hong Kong
Nextlink Global ASP (Denmark)	Denmark
Subsidiaries of XO Management Services, Inc.

XO Management Services (Nevada), Inc.	Washington
Subsidiaries of XO Intercity Holdings No. 1 LLC

XO Intercity Holdings No. 2 LLC	Washington
XO Data Services LLC	Delaware
Subsidiaries of XO Nevada Merger Sub, Inc.

Telecommunications of Nevada LLC (50%)	Delaware